EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Date: October 22, 2019	BANK OF AMERICA CORPORATION

	By:	/s/ Ally Pecarro
Name: Ally Pecarro
Title: Attorney-in-fact

BANK OF AMERICA, N.A.
	By:	/s/ Michael Jentis
Name: Michael Jentis
Title: Managing Director

BANC OF AMERICA PREFERRED FUNDING CORPORATION
	By:	/s/ Michael Jentis
Name: Michael Jentis
Title: Authorized Signatory

BLUE RIDGE INVESTMENTS, L.L.C.
	By:	/s/ Michael Jentis
Name: Michael Jentis
Title: Authorized Signatory